SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUEST SOFTWARE, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2002

To our Shareholders:

We invite you to attend our Annual Meeting of Shareholders, which will be held on Tuesday, May 28, 2002, at 10:00 a.m. Pacific Time at our principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618.

The actions to be taken at the Annual Meeting are described in detail in the enclosed Proxy Statement and Notice of Annual Meeting. Included with these proxy materials is a copy of our Annual Report on Form 10-K for 2001. We encourage you to read all of these materials.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card promptly, using the enclosed postage-prepaid envelope. You can also vote by telephone or via the Internet. See Internet and Telephone Voting in the Proxy Statement for more details and follow the instructions on your proxy card.

All shareholders who attend the meeting will be required to present valid picture identification, such as a driver’s license. Registration will begin at 9:00 a.m.

We look forward to seeing you at our Annual Meeting.

Sincerely,

Vincent C. Smith,
Chairman of the Board
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 28, 2002

The Annual Meeting of Shareholders of Quest Software, Inc., a California corporation, will be held on Tuesday, May 28, 2002 at 10:00 a.m., Pacific Time, at the Company’s principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618, for the following purposes:

1.	To elect five directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2002; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record as of the close of business on April 15, 2002 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided for that purpose, or to vote electronically via the Internet or by telephone. Instructions for electronic voting are provided on page 2 of the Proxy Statement. Any shareholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.

By order of the Board of Directors,

David M. Doyle,
Secretary

Irvine, California
April 30, 2002

QUEST SOFTWARE, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quest Software, Inc., a California corporation, for the annual meeting of shareholders of Quest to be held on Tuesday, May 28, 2002 at 10:00 a.m., Pacific Time, and at any adjournment thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618, and the telephone number at that location is (949) 754-8000.

These proxy solicitation materials are first being mailed to shareholders on or about May 3, 2002.

Procedural Matters

Shareholders of record as of the close of business on April 15, 2002 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 90,274,725 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date on each of the matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

All shares entitled to vote and be represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. Quest does not currently anticipate that any other matters will be raised at the Annual Meeting.

A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by attending the Annual Meeting and voting in person, or by delivering to Quest’s Corporate Secretary, at the principal executive offices of Quest referred to above, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

Quest will bear the cost of this solicitation. Quest has retained the services of MacKenzie Partners, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $5,000 plus out-of-pocket expenses. In addition, Quest will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of Quest’s directors, officers and regular employees may solicit proxies personally or by telephone, facsimile or telegram, without additional compensation.

Quorum; Abstentions and Broker Non-Votes

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Quest intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum, but to exclude abstentions and broker non-votes from the calculation of the shares represented and voting with respect to any proposal. Accordingly, abstentions and broker non-votes will not have an effect on the election of directors or the proposal to ratify the selection of our independent auditors.

Internet and Telephone Voting

Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

The deadline for voting through the Internet or by telephone is 12:00 midnight Eastern Time on Monday, May 27, 2002.

Directors

Listed below are the five directors nominated for election at the Annual Meeting.

Name	Age	Position with Quest
Vincent C. Smith	38	Chairman of the Board and Chief Executive Officer
David M. Doyle	41	President, Secretary and Director
Doran G. Machin	47	Director
Jerry Murdock, Jr.	43	Director
Raymond J. Lane	55	Director

Vincent C. Smith has served as our Chief Executive Officer since 1997 and a director since 1995. Mr. Smith became Chairman of the Board in 1998. From 1992 to 1994, Mr. Smith served as Vice President of Worldwide Sales and Marketing at Patrol Software North America, a company he founded. Following Patrol’s acquisition by BMC Software in 1994, Mr. Smith managed BMC’s sales operations as Director of Open Systems. From 1987 to 1992, Mr. Smith held a variety of sales management positions at Oracle Corporation.

David M. Doyle is our President, Secretary, founder and a director. Mr. Doyle has been a director since 1987. Mr. Doyle was the primary designer and developer of our products during the initial four years after the founding of Quest. Prior to the founding of Quest, Mr. Doyle served as a consultant to a variety of industries, specializing in the areas of system design and application performance, and co-founded American Data Industries.

Doran G. Machin has served as a director since 1987. Mr. Machin is a co-founder of Quest and served as our Executive Vice President from 1987 through April 1999. Prior to 1987, Mr. Machin was employed as an independent computer consultant and worked for Hewlett-Packard and American Data Industries.

Jerry Murdock, Jr. has served as a director since April 1999. Mr. Murdock is a General Partner of InSight Capital Partners, an investment firm, which he co-founded in 1995. From 1987 to 1995, Mr. Murdock was President of Aspen Technology Group, a consulting firm that he founded in 1987. Mr. Murdock serves on the Board of Directors of Click Commerce, Inc.

Raymond J. Lane has served as a director since October 2000. Mr. Lane is a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Prior to joining Kleiner Perkins in July 2000, Mr. Lane was

President and Chief Operating Officer and a Director of Oracle, where he served in various executive management positions. Before joining Oracle in June 1992, Mr. Lane was a Senior Vice President and Managing Partner of Booz-Allen & Hamilton. He also served on Booz-Allen’s Board of Directors and Executive Management Committee. Currently, Mr. Lane is a member of the Board of Trustees of Carnegie-Mellon University and serves on the Boards of Directors of Special Olympics International, Marimba, Inc., SeeBeyond Technology Corporation, FreeMarkets, Inc. and eXcelon Corporation.

Board of Directors and Committees

During 2001, the Board met six times and acted by unanimous written consent twice. No director attended fewer than 75% of the aggregate number of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Our Audit Committee, presently composed of Messrs. Lane, Machin and Murdock, assists the Board of Directors in monitoring the quality and integrity of Quest’s financial statements and financial reporting practices and Quest’s independent auditors. Our Audit Committee held four meetings in 2001.

Mr. Machin is not an independent director, by reason of Mr. Machin’s prior employment with Quest and the nature of the agreements under which he continued to receive compensation from Quest until April 2002. Consistent with the new Nasdaq audit committee structure and membership requirements, the Board has determined that it is in the best interest of the Company and its shareholders that Mr. Machin continue to serve as a member of the Audit Committee until a third independent director is elected by reason of his familiarity with Quest’s operations and business. The Board also believes that the nature of his severance compensation arrangements have not impaired Mr. Machin’s independence in any material way. The Board is seeking candidates for election to the Board who would qualify to serve on the Audit Committee. Both Mr. Murdock and Mr. Lane are independent directors.

The Audit Committee acts pursuant to a written charter adopted by the Board on June 12, 2000, a copy of which was attached to the Proxy Statement for our 2001 Annual Meeting of Shareholders.

We have established a Compensation Committee, which reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by the Board. The Compensation Committee is currently comprised of Messrs. Murdock and Machin. Our Compensation Committee acted by written consent eight times in 2001.

We do not have a standing nominating committee.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of our executive officers or any member of our compensation committee and any member of any other company’s board of directors or compensation committee. For additional information concerning transactions involving other members of the Board, see Related Party Transactions.

Doran Machin served on the Compensation Committee until April 4, 2001. Mr. Machin is a former officer of Quest.

Director Compensation and Other Arrangements

Directors receive no cash remuneration for serving on the board of directors or any committee thereof. Non-employee directors are reimbursed for reasonable expenses incurred by them in attending board and committee meetings. Non-employee board members are also eligible for option grants pursuant to the provisions of the automatic option grant program under our 1999 Stock Incentive Plan. On the date of the Annual Meeting, each of Messrs. Lane, Murdock and Machin will receive an automatic grant of options to purchase 15,000 shares of Quest Common Stock pursuant to this plan at an exercise price equal to the fair market value of such shares as of the same date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Company’s Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, and beneficial ownership includes shares issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Quest Software, Inc., 8001 Irvine Center Drive, Irvine, California 92618.

Name of Beneficial Owner	Number Of Shares Beneficially Owned	Percent Of Shares Outstanding
Vincent C. Smith (1)	34,802,097	38.5%
David M. Doyle (2)	12,844,554	14.2%
Eyal M. Aronoff (3)	4,678,736	5.2%
M. Brinkley Morse (4)	75,000	*
Douglas F. Garn (5)	15,100	*
Jerry Murdock, Jr. (6)	347,298	*
Raymond J. Lane (7)	402,113	*
Doran G. Machin (8)	30,000	*
All executive officers and directors as a group (10 persons)	53,458,984	58.9%

*	Less than 1%.

(1)
Includes an aggregate of 152,400 shares held in the names of Mr. Smith’s minor children and 1,040 shares held by Mr. Smith as custodian for his minor children. Includes an aggregate of 33,198,900 shares held through limited liability companies. Includes 47,060 shares held by the Vincent C. Smith Charitable Remainder Trust, of which Mr. Smith is the trustee. Includes 99,666 shares issuable upon exercise of stock options.

(2)
Includes 134,740 shares held by the Doyle Charitable Remainder Trust, of which Mr. Doyle is the trustee, and 327,552 shares owned by DMD Partnership. Includes 25,000 shares issuable upon exercise of stock options.

(3)
Includes an aggregate of 42,894 shares held in the names of Mr. Aronoff’s minor children and 1,040 shares held by Mr. Aronoff as custodian for his minor children. Includes 111,520 shares issuable upon exercise of stock options and 375,000 shares held by the EYA Limited Partnership, of which Mr. Aronoff and his wife are general partners and limited partners of which include charitable remainder trusts of which Mr. and Mrs. Aronoff are beneficiaries. Mr. Aronoff disclaims beneficial ownership of the shares held by the Partnership except to the extent of his pecuniary interest therein.

(4)	Includes 75,000 shares issuable upon exercise of stock options.

(5)	Includes 100 shares issuable upon exercise of stock options.

(6)
Includes 2,274 shares owned by Insight Venture Associates II, LLC, of which Mr. Murdock is a managing member. Mr. Murdock disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, which may not be readily determinable. Also includes 30,000 shares issuable upon exercise of stock options.

(7)	Includes 65,000 shares issuable upon exercise of stock options.

(8)	Includes 30,000 shares issuable upon exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3, Form 4 or Form 5 or written representations that no Forms 4 or 5 were required, the Company believes that, during 2001, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

REPORTS OF COMPENSATION AND AUDIT COMMITTEES AND PERFORMANCE GRAPH

The following reports of the Compensation Committee and Audit Committee, and the information below relating to the performance of our Common Stock, are not be deemed to be soliciting material or to be filed with the SEC, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed with the SEC.

Report of the Compensation Committee

The role of the Compensation Committee of the Board is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers of Quest. The Committee also administers the Company’s 1999 Stock Incentive Plan (the “1999 Plan”) and 2001 Stock Incentive Plan (the “2001 Plan”).

Quest’s executive compensation program utilizes Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of Quest, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of Quest and to create value for our shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

Quest reviews its executive compensation programs to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable Quest to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is expected to be reviewed annually by the Compensation Committee.

Equity-Based Compensation

Stock option grants are designed to align the interests of an executive officer with those of our shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our Common Stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 1999 Plan. Each option generally becomes exercisable in a series of installments over a four-year or five-year period, contingent upon the officer’s continued employment with Quest. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by Quest during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant and vesting schedule to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with Quest, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number and exercise price of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual and the size of option and other equity-based awards made to individuals in similar positions within a peer group of other companies in our industry. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

The base salary of Vincent C. Smith, our Chairman of the Board and Chief Executive Officer, had previously been set at a level that the Compensation Committee believes is below the median of base salary levels of chief executive officers of those companies with which Quest competes for executive talent, due to Mr. Smith’s substantial equity ownership interest in the Company. Effective December 1, 2001, Mr. Smith voluntarily elected to eliminate the base salary component of his compensation.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of our executive officers received non-performance-based compensation in 2001 in an amount exceeding the limit, and the Compensation Committee does not anticipate that non-performance-based compensation to be paid to our executive officers in 2002 will exceed that limit. Our 1999 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers.

Submitted by the Compensation Committee of the Board of Directors:

Raymond J. Lane
Jerry Murdock, Jr.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with the Company’s management and with Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committee.

In addition, the Audit Committee received the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche the independence of Deloitte & Touche.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Submitted by the Audit Committee of the Board of Directors:

Doran G. Machin
Jerry Murdock, Jr.
Raymond J. Lane

Company Stock Performance

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (U.S.) Index (the “Nasdaq Index”) and the S&P Computers-Software & Services Index (the “Industry Index”). The graph assumes $100 was invested in each of the Common Stock, the Nasdaq Index and the Industry Index on August 13, 1999 (the date on which we completed our initial public offering). Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG QUEST SOFTWARE, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P COMPUTERS — SOFTWARE & SERVICES INDEX

	8/13/99	12/99	12/00	12/01
QUEST SOFTWARE, INC.	100.00	728.57	400.90	315.86
NASDAQ STOCK MARKET (U.S.)	100.00	154.27	92.79	73.63
S & P COMPUTERS (SOFTWARE & SERVICES)	100.00	153.41	72.48	72.95

*	$100 INVESTED ON 8/13/99 IN STOCK OR ON 7/31/99 IN INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the years ended December 31, 1999, 2000 and 2001 all compensation received for services rendered to Quest in all capacities by our chief executive officer and each of the other four most highly compensated executive officers. These officers are referred to in this Proxy Statement as the Named Executive Officers.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compen- sation ($) (2)	Securities Underlying Options(#)	All Other Compensation ($) (3)
Vincent C. Smith (4)	2001	$263,542	—	$31,971	785,000	$1,500
Chief Executive Officer	2000	275,000	—	20,806	—	2,500
	1999	246,875	—	—	—	—
David M. Doyle	2001	275,000	—	69,550	100,000	1,500
President	2000	275,000	—	23,258	—	2,500
	1999	246,875	—	23,258	—	2,500
Douglas F. Garn (5)	2001	194,500	$ 75,000	14,189	400,000	1,500
Vice President,	2000	194,500	125,000	11,276	80,000	2,500
Worldwide Sales	1999	194,500	125,000	—	—	—
Eyal M. Aronoff (4)	2001	230,000	—	21,874	750,000	1,500
Chief Technical Officer	2000	230,000	—	13,878	—	2,500
	1999	212,946	—	—	—	—
M. Brinkley Morse (6)	2001	191,667	50,000	—	650,000	—
Vice President,
Finance & Operations

(1)	Includes performance bonuses accrued in the year of service whether paid during the year of service or thereafter.

(2)	These amounts include $11,916 for Mr. Smith and $46,674 for Mr. Doyle for personal use of aircraft in 2001. Other amounts represent automobile expenses paid by Quest.

(3)	These amounts represent matching contributions under our 401(k) Plan.

(4)
Effective December 1, 2001, Mr. Smith voluntarily elected to eliminate the base salary component of his compensation. Mr. Aronoff voluntarily elected to eliminate the base salary component of his compensation effective January 1, 2002.

(5)	Mr. Garn has been on a medical leave of absence since January 2002. His worldwide sales responsibilities have been assigned to John Newsom and Anthony Foley for the duration of his leave.

(6)	Mr. Morse joined Quest in January 2001.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in 2001, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock. No stock appreciation rights were granted during 2001.

	Option Grants in 2001					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in 2001(%)	Exercise Price ($/Share)	Expiration Date	5%	10%

Vincent C. Smith	300,000	(1)	3.37%	$14.81	04/04/11	$2,794,179	$7,080,998
	300,000	(2)	3.37	10.74	10/01/11	2,026,298	5,135,038
	185,000	(3)	2.08	10.74	10/01/11	1,249,551	3,166,607

David M. Doyle	100,000	(1)	1.12	14.81	04/04/11	931,393	2,360,333

Douglas F. Garn	300,000	(1)	3.37	14.81	04/04/11	2,794,179	7,080,998
	100,000	(2)	1.12	10.74	10/01/11	675,433	1,711,679

Eyal M. Aronoff	200,000	(1)	2.25	14.81	04/04/11	1,862,786	4,720,665
	400,000	(2)	4.50	10.74	10/01/11	2,701,731	6,846,718
	150,000	(3)	1.69	10.74	10/01/11	1,013,149	2,567,519

M. Brinkley Morse	250,000	(2)	2.81	15.13	03/28/11	2,378,794	6,028,331
	100,000	(1)	1.12	14.81	04/04/11	931,393	2,360,333
	300,000	(2)	3.37	10.74	10/01/11	2,026,298	5,135,038

(1)
These options vest as follows: 25% on the first anniversary of the date of grant, and 12.5% upon completion of each of the following six six-month periods. However, in the event of a change in control, the vesting of these options shall be accelerated such that each option shall become exercisable in monthly increments over the eighteen-month period following such change in control or the expiration of the option term, if earlier, or sooner in the event of an involuntary termination during such eighteen-month period.

(2)	These options vest as follows: 20% on the first anniversary of the date of grant, and 10% upon completion of each of the following eight six-month periods.

(3)	These options vest monthly over five years.

The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated based on the assumption that the market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth, for the year ending December 31, 2001, certain information regarding options exercised by, and held at year-end by, the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at December 31, 2001(#)		Value of Unexercised In-the-Money Options at December 31, 2001($) (2)
Name	Shares Acquired Upon Exercise(#)	Value Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent C. Smith	—	—	6,166	778,834	$70,107	$7,634,343
David M. Doyle	—	—	—	100,000	—	730,000
Eyal M. Aronoff	—	—	35,420	760,600	713,173	7,993,010
Douglas F. Garn	260,000	$6,676,000	361,440	685,560	7,810,718	7,769,152
M. Brinkley Morse	—	—	—	650,000	—	5,886,000

(1)	Calculated on the basis of the fair market value of our Common Stock on the exercise date, less the applicable exercise price per share, multiplied by the number of shares exercised.

(2)
Calculated on the basis of the fair market value of our Common Stock on December 31, 2001 ($22.11 per share), less the applicable exercise price per share, multiplied by the number of shares underlying the options.

RELATED PARTY TRANSACTIONS

In April 1998, Mr. Aronoff purchased 1,950,000 shares of Common Stock under the option for a total purchase price of $750,000, for which Mr. Aronoff executed a promissory note. The note has a term of five years, bears interest at the rate of 5.7% per annum, and up to 20% of the original principal amount of the note may be prepaid in each year of the five-year term. The entire amount due under the note may be prepaid upon a sale or merger of Quest or at any time Mr. Smith no longer serves as our chief executive officer. No payments were received on the note in 2001. The principal amount of $519,750 is still outstanding, and interest in the amount of $35,537 accrued on this note in 2001.

In October 1997, we sold to Mr. Smith, our Chairman of the Board and Chief Executive Officer, 7,800,000 shares of Common Stock for aggregate consideration of $2.2 million. Mr. Smith executed a promissory note for the purchase price. The note is secured in part by the 7,800,000 shares of Common Stock. This note was to become due and payable on April 1, 2002 bearing an annual interest rate of 6.2%. The entire principal amount of this note and accrued interest in the amount of $160,704 was paid in 2001.

On August 1, 2000, we issued an aggregate of 339,000 shares of Common Stock to Marshall Senk for an aggregate purchase price of $15.8 million, which was paid by Mr. Senk’s delivery of a five-year full recourse promissory note bearing interest at 6.33% per annum. Mr. Senk served as our Vice President, Marketing. The note becomes due and payable on August 1, 2007. The entire principal amount of this note is still outstanding, and interest in the amount of $1,024,752 accrued on this note in 2001.

We have entered into indemnification agreements with certain of our executive officers and our directors containing provisions that may require us, among other things, to indemnify our officers and our directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 relates to the election of five directors to our Board of Directors. Proposal No. 2 requests ratification of the selection of our independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

Quest has been advised by Messrs. Smith and Doyle, who collectively, own more than 50% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, that they intend to vote for management’s nominees to the Board and for the ratification of the Board’s selection of Deloitte & Touche as Quest’s independent auditors. Accordingly, the re-election of management’s nominees and approval of Proposal No. 2 are assured.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently comprised of five members, Messrs. Smith, Doyle, Murdock, Machin and Lane. The Board has nominated the current five directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Our authorized number of directors is not less than four and not more than seven, and is presently set at six. There is one vacancy on the Board of Directors, which the Board intends to fill once a candidate is identified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s five nominees below. Proxies cannot be voted for more than the five named nominees.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

Vote Required

The five nominees for director receiving the highest number of affirmative votes of the shares entitle to vote for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” re-election of Messrs. Smith, Doyle, Murdock, Machin and Lane.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of Quest for the year ending December 31, 2002. Deloitte & Touche served as Quest’s independent auditors for the year ended December 31, 2001. Shareholders are being asked to ratify the appointment of Deloitte & Touche as the Company’s independent auditors at the Annual Meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will have the opportunity to make a statement.

Fees Paid to the Independent Auditors

Audit Fees

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) billed Quest aggregate fees of $285,113 for professional services rendered for the audit of the Company’s annual financial statements for 2001 and for reviews of the Company’s quarterly financial statements.

Financial Information Systems Design and Implementation

Deloitte did not bill Quest for financial information systems design and implementation fees for 2001.

All Other Fees

Deloitte billed Quest aggregate fees of $691,813 for other professional services rendered in 2001, including professional services in connection with tax preparation, tax consultation, statutory filings and other consulting services.

The Audit Committee of the Board of Directors has considered whether the provision by Deloitte of the non-audit services listed above is compatible with maintaining Deloitte’s independence.

Vote Required

The affirmative vote of a majority of the shares represented and voting and a majority of the quorum will be required to approve this proposal.

Recommendation

The Board of Directors recommends that shareholders vote “FOR” ratification of the selection of Deloitte & Touche as the Company’s independent auditors.

OTHER MATTERS

Quest knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as Quest may recommend. The accompanying proxy confers discretionary authority to vote on any such other matters as may properly come before the Annual Meeting.

SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to Quest for receipt no later than January 2, 2003 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

In addition, the proxies solicited by the Board for the 2003 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 19, 2003.

April 30, 2002
Irvine, California

QUEST SOFTWARE, INC
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2002

You may vote by telephone toll-free or on the internet, or complete, sign and date and mail the form below. Your vote must be received prior to 12:00 midnight Pacific Time on May 27, 2002.

[Name and address of shareholder]

TO VOTE BY TELEPHONE OR ON THE INTERNET, USE THE CONTROL NUMBER BELOW

YOUR CONTROL NUMBER

Call Toll-free
On a Touch-Tone Phone:
24 hours a day, 7 days a week
1-888-216-1316

Have this form available when you call the toll-free number. Then, enter your control number and follow the prompts.

TO VOTE BY INTERNET, HAVE THIS FORM AVAILABLE AND FOLLOW THE DIRECTIONS
WHEN YOU VISIT: WWW.DIRECTVOTE.COM/QSFT

YOU DO NOT NEED TO RETURN THE FORM BELOW IF YOU VOTE BY TELEPHONE OR THE INTERNET.

QUEST SOFTWARE, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2002

YOUR CONTROL NUMBER

The undersigned shareholder of Quest Software, Inc. (the “Company”), hereby acknowledges receipt of the Notice of Annual meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Quest Software, Inc. to be held at the Company’s principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618 on Tuesday, May 28, 2002 at 10:00 a.m. Pacific Time, and hereby appoints Vincent C. Smith, David M. Doyle and M. Brinkley Morse, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Company’s Common Stock which the undersigned is entitled to vote at such meeting and any adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such adjournment).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE BOARD’S NOMINEES, FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis.

DETACH AT THE PERFORATION BELOW.
YOU DO NOT NEED TO RETURN THIS CARD IF
YOU HAVE VOTED BY TELEPHONE OR INTERNET.

☒  Please mark in dark ink in the manner shown

1.  To elect the Company’s Board of Directors.

FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED IN THE CONTRARY BELOW) WITHHOLD AUTHORITY	☐ ☐

NOMINEES: (01) Vincent C. Smith, (02) David M. Doyle, (03) Doran G. Machin
(04) Jerry Murdock, Jr. and (05) Raymond J. Lane

(INSTRUCTION:    To withhold authority to vote for any nominee, print that nominee’s name in the space provided above.)

2.  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

☐    FOR    ☐    AGAINST    ☐    ABSTAIN

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

Signature                                               Date:                                                  , 2002

Signature                                               Date:                                                  , 2002

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE VOTE,
SIGN, DATE AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.